Exhibit 99.1
Clearwater Paper Reports Fourth Quarter and Year End 2025 Results
SPOKANE, Wash.--(BUSINESS WIRE)-- February 18, 2026 -- Clearwater Paper Corporation (NYSE:CLW), a premier independent supplier of bleached paperboard to North American converters today reported financial results for the fourth quarter and year ended December 31, 2025.
2025 FULL YEAR HIGHLIGHTS
•Net sales of $1.6 billion, up 12% compared to 2024, with volumes up 14%, primarily from operating the Augusta facility for the full year
•Net loss from continuing operations of $53 million, or $3.28 per diluted share, primarily driven by a $48 million non-cash goodwill impairment, partly offset by insurance proceeds
•Adjusted EBITDA improved to $107 million from $36 million in 2024, driven by over $50 million in fixed‑cost reductions, including $16 million in SG&A savings that lowered SG&A costs from 8.4% to 6.5% of net sales
•Significant improvement in execution of planned major maintenance outages, with all three completed on target at a total direct cost of approximately $50 million
•Successfully completed integration of the Augusta mill and separation of the tissue business, both completed ahead of schedule and below targeted costs
•Repurchased approximately $17 million of shares, with $79 million remaining of the authorization approved in November of 2024
“We delivered significant year over year Adjusted EBITDA improvement in an oversupplied market by focusing on the variables within our control, namely reducing costs and improving operating performance,” said Arsen Kitch, president and chief executive officer. “Our team did a great job defending our market position and strengthening relationships with strategic customers.”
OVERALL FOURTH QUARTER AND FULL YEAR RESULTS
Net sales were $386 million for the fourth quarter of 2025, flat compared to fourth quarter 2024 net sales of $387 million. Net income for the fourth quarter of 2025 was $38 million, or $2.39 per diluted share compared to $199 million for the fourth quarter of 2024, or $11.91 per diluted per share which included a $307 million of gain on sale of the tissue division ($218 million after tax). Adjusted EBITDA from continuing operations was $20 million in the fourth quarter of 2025, compared to $9 million in the fourth quarter of 2024. The increase in Adjusted EBITDA was driven by higher sales volumes, our planned cost reduction activities, lower input costs and insurance proceeds, partially offset by lower pricing.
Net sales were $1.6 billion for 2025, an increase of 12% compared to 2024 net sales of $1.4 billion. Net loss for 2025 was $19 million, or a loss of $1.15 per diluted share, compared to net income of $196 million for 2024, or $11.70 per diluted share. Adjusted EBITDA from continuing operations was $107 million for 2025 compared to $36 million for 2024. The increase in Adjusted EBITDA from continuing operations was driven by our planned cost reduction activities and lower input costs, partially offset by lower pricing.
Sales Volumes and Prices:
•     Sales volumes were 317,715 tons in the fourth quarter of 2025, an increase of 4% compared to 306,692 tons in the fourth quarter of 2024. Sales volumes were 1,236,114 tons for the year ended 2025, an increase of 14% compared to 1,080,898 tons for the year ended 2024.

•     Paperboard average net selling price decreased 3% to $1,139 per ton for the fourth quarter of 2025, compared to $1,177 per ton in the fourth quarter of 2024. Paperboard average net selling price decreased 4% to $1,167 per ton for the year ended 2025, compared to $1,210 per ton for the year ended 2024.

COMPANY OUTLOOK
In early 2026, the company experienced production disruptions and higher operating costs due to severe weather affecting its Augusta and Cypress Bend facilities. To date, these events have resulted in an estimated $20 million reduction in Adjusted EBITDA.
“Current industry oversupply and the resulting operating rates are leading to margins that cannot sustain long term investments in our industry’s capital intensive assets. We believe that a combination of demand growth, lower imports, and changes in domestic supply will lead to a recovery in the medium term and put us on a path towards cross-cycle margin levels and cash flows,” concluded Kitch.
WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time on February 18, 2026. A live webcast and accompanying supplemental information will be available on the company's website. A replay of the conference call will be available on the website beginning at 5:00 p.m. Pacific Time the same day.
ABOUT CLEARWATER PAPER CORPORATION
Clearwater Paper is a premier independent supplier of paperboard packaging products to North American converters. Headquartered in Spokane, Washington, our team produces high-quality paperboard that provides sustainable packaging solutions for consumer goods and food service applications. For additional information, please visit our website at www.clearwaterpaper.com.

USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the quarters and years ended 2025 and 2024, including adjusted net income (loss) from continuing operations and Adjusted EBITDA from continuing operations. Because these amounts are not in accordance with GAAP, reconciliations to net income (loss) from continuing operations and Adjusted EBITDA from continuing operations as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP metrics because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA from continuing operations: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA from continuing operations to measure the company's compliance with certain covenants. Non-GAAP measures may differ from similarly titled measures of other companies.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking” statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the company’s expectations about industry supply and demand conditions, pricing trends, market recovery timing, operating performance, cost reduction initiatives, operational execution, capital allocation priorities, liquidity, maintenance and capital expenditure levels, share repurchases, and the company’s ability to execute its strategy and strengthen customer relationships amid current market conditions. The company’s actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this press release. Factors that could cause or contribute to such material differences in actual results include, but are not limited to: our inability to realize the expected benefits of the Augusta, Georgia paperboard manufacturing facility acquisition, including anticipated financial results, due to integration challenges or other factors; unexpected costs, charges or expenses resulting from the sale of our consumer products division (tissue business) and the related restructuring initiatives; competitive pricing pressures for our products arising from capacity additions, demand reduction and market conditions; the loss of, changes in prices for, or reduction in, orders from significant customers; changes in customer preferences, industry consolidation and vertical integration; changes in the cost and availability of wood fiber, pulp, energy, chemicals, packaging and transportation services; cyclical industry conditions and broader U.S. and global economic conditions; manufacturing or operating disruptions; labor disruptions; reliance on a limited number of suppliers and service providers; cyber-security risks; environmental liabilities and litigation, including PFAS-related claims involving our Augusta facility; our ability to execute our growth, expansion and operational efficiency initiatives and capital projects; changes in expenses, required contributions or withdrawal costs associated with our pension plans; our ability to attract and retain qualified personnel; our ability to service our debt obligations and comply with debt covenants; changes in banking relationships or credit ratings; and changes in laws, regulations or industry standards affecting our business, as well as other risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2025. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company’s expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share data)	2025	2024	2025	2024
Net sales	$386.4	$387.1	$1,555.4	$1,383.6
Costs and expenses:
Cost of sales	369.2	372.4	1,439.8	1,307.5
Selling, general and administrative expenses	21.1	26.7	100.8	116.7
Other operating charges, net	(11.5)	3.7	8.9	24.0
Goodwill impairment	—	—	48.0	—
Total operating costs and expenses	378.8	402.8	1,597.5	1,448.1
Operating income (loss)	7.5	(15.7)	(42.1)	(64.5)
Interest expense, net	(4.8)	(5.3)	(16.8)	(29.2)
Debt retirement costs	—	(9.1)	—	(9.1)
Other non-operating expense (income)	(0.3)	0.7	(1.2)	1.8
Total non-operating expense	(5.1)	(13.6)	(18.0)	(36.6)
Income (loss) from continuing operations before income taxes	2.4	(29.3)	(60.1)	(101.1)
Income tax benefit	(0.8)	(9.7)	(7.1)	(27.1)
Income (loss) from continuing operations	3.2	(19.6)	(53.0)	(74.0)

Income (loss) from discontinued operations	(0.6)	4.4	(3.5)	73.3
Gain on sale of discontinued operations	0.5	307.2	1.5	307.2
Income tax provision (benefit)	(35.2)	92.8	(36.4)	110.2
Income from discontinued operations	35.1	218.8	34.4	270.3

Net income (loss)	$38.3	$199.1	$(18.6)	$196.3

Net income (loss) per common share (basic and diluted):
Income (loss) per share from continuing operations	$0.20	$(1.17)	$(3.28)	$(4.41)
Income per share from discontinued operations	2.19	13.08	2.13	16.11
Net income (loss) per share - basic and diluted	2.39	11.91	(1.15)	11.70

Average shares outstanding (in thousands):
Basic	16,038	16,724	16,169	16,781
Diluted	16,067	16,724	16,169	16,781

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$30.7	$79.6
Receivables, net	195.3	188.7
Inventories, net	281.7	258.0
Other current assets	18.3	19.1
Total current assets	526.0	545.4
Property, plant and equipment	2,377.9	2,328.4
Accumulated depreciation and amortization	(1,376.1)	(1,305.4)
Property, plant and equipment, net	1,001.8	1,023.1
Goodwill and intangible assets, net	2.1	52.9
Other assets, net	58.3	57.9
Total Assets	$1,588.3	$1,679.2

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$0.6	$0.6
Accounts payable and accrued liabilities	215.6	319.7
Total current liabilities	216.2	320.4
Long-term debt	345.5	281.6
Liability for pension and other postretirement employee benefits	49.5	52.5
Deferred tax liabilities	68.2	89.7
Other long-term obligations	83.7	80.5
Total Liabilities	763.0	824.7

Common stock	—	—
Additional paid-in capital	8.3	11.5
Treasury stock	(14.8)	(3.3)
Retained earnings	862.3	880.8
Accumulated other comprehensive loss, net of tax	(30.5)	(34.5)
Total Stockholders' Equity	825.3	854.6
Total Liabilities and Stockholders' Equity	$1,588.3	$1,679.2

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2025	2024	2025	2024
Operating Activities
Net income (loss)	$38.3	$199.1	$(18.6)	$196.3
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Goodwill impairment	—	—	48.0	—
Depreciation and amortization	23.7	21.5	92.4	99.8
Equity-based compensation expense	(0.3)	(1.6)	3.8	5.6
Deferred taxes	(15.6)	49.0	(22.5)	39.0
Defined benefit pension and other postretirement employee benefits	0.3	(1.0)	0.1	(4.2)
Gain on business divestiture	(0.4)	(307.2)	(1.5)	(307.2)
Amortization of deferred debt costs and debt retirement	0.5	9.8	2.2	11.8
Loss on sale or impairment associated with assets	2.9	0.3	7.9	1.9
Changes in operating assets and liabilities, net of acquisition and divestiture:
(Increase) decrease in accounts receivable	(29.0)	4.2	(2.2)	(87.2)
(Increase) decrease in inventories	1.9	18.0	(23.5)	12.4
(Increase) decrease in other current assets	(8.5)	(6.0)	1.4	(2.5)
Increase (decrease) in accounts payable and accrued liabilities	(10.3)	(19.6)	(75.3)	98.9
Other, net	1.5	(1.1)	0.1	(3.0)
Net cash flows provided by (used in) operating activities	5.0	(34.7)	12.3	61.4

Investing Activities
Additions to property, plant and equipment, net	(14.9)	(33.0)	(88.8)	(116.6)
Acquisition of business	—	(0.4)	—	(708.2)
Proceeds from business divestiture	0.4	992.5	(11.6)	992.5
Net cash flows provided by (used in) investing activities	(14.4)	959.1	(100.4)	167.7

Financing Activities
Borrowings on long-term debt	10.0	—	82.0	753.4
Repayments of long-term debt	(0.2)	(880.2)	(18.6)	(931.1)
Taxes paid related to net share settlement of equity awards	—	—	(2.3)	(4.1)
Repurchases of common stock	—	(3.9)	(17.2)	(10.0)
Payments for debt issuance costs	—	(0.7)	—	(5.6)
Other, net	(4.0)	4.6	(4.6)	5.9
Net cash flows provided by (used in) financing activities	5.8	(880.3)	39.3	(191.4)

Increase (decrease) in cash and cash equivalents	(3.7)	44.1	(48.9)	37.7
Cash and cash equivalents at beginning of period	34.4	35.5	79.6	42.0
Cash and cash equivalents at end of period	$30.7	$79.6	$30.7	$79.6

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2025	2024	2025	2024
Net income (loss)	$38.3	$199.1	$(18.6)	$196.3
Add (deduct):
Less: Income from discontinued operations, net of tax	35.1	218.8	34.4	270.3
Income (loss) from continuing operations	3.2	(19.6)	(53.0)	(74.0)
Income tax benefit	(0.8)	(9.7)	(7.1)	(27.1)
Goodwill impairment	—	—	48.0	—
Interest expense, net	4.8	5.3	16.8	29.2
Depreciation and amortization expense	23.7	21.5	92.4	69.8
Inventory revaluation on acquired business	—	—	—	6.8
Other operating charges, net[1]	(11.5)	3.7	8.9	24.0
Other non-operating expense (income)	0.3	(0.7)	1.2	(1.8)
Debt retirement costs	—	9.1	—	9.1
Adjusted EBITDA from continuing operations	$19.8	$9.5	$107.2	$36.0

1    Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 10 within Clearwater Paper's Form 10-K filed with the SEC for the year ended December 31, 2025 for the detailed breakout of the annual amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income (Loss)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share data)	2025	2024	2025	2024
Net income (loss)	$38.3	$199.1	$(18.6)	$196.3
Add (deduct):
Less: Income from discontinued operations, net of tax	35.1	218.8	34.4	270.3
Income (loss) from continuing operations	3.2	(19.6)	(53.0)	(74.0)

Add back:
Income tax benefit	(0.8)	(9.7)	(7.1)	(27.1)
Goodwill impairment	—	—	48.0	—
Debt retirement costs	—	9.1	—	9.1
Other operating charges, net	(11.5)	3.7	8.9	24.0
Adjusted loss before tax	(9.1)	(16.5)	(3.3)	(68.0)
Normalized income tax benefit	(2.3)	(4.1)	(0.8)	(17.0)
Adjusted net loss from continuing operations	$(6.8)	$(12.4)	$(2.5)	$(51.0)
Adjusted net loss from continuing operations per share, diluted	$(0.42)	$(0.74)	$(0.15)	$(3.04)

	December 31, 2025	September 30, 2025	December 31, 2024
Calculation of net debt:
Current portion of long-term debt	$0.6	$0.6	$0.6
Long-term debt	345.5	335.5	281.6
Add back:
Unamortized deferred debt costs	1.3	1.5	1.8
Less:
Cash and cash equivalents	30.7	34.4	79.6
Net debt	$316.7	$303.2	$204.4

Clearwater Paper Corporation

Investors contact:
Sloan Bohlen
Solebury Strategic Communications
509-344-5906
investorinfo@clearwaterpaper.com

News media:
Virginia Aulin, Senior Vice President, Human Resources and Public Affairs
509-344-5967
Virginia.Aulin@clearwaterpaper.com